Exhibit 99.1

OSI Restaurant Partners, LLC Announces Extension of Tender Offer for 10% Senior Notes due 2015

Tampa, Florida, March 20, 2009 - OSI Restaurant Partners, LLC (the “Company”) today announced that it has extended the payment deadline and expiration date of the previously announced tender offer for its outstanding 10% Senior Notes due June 15, 2015 (CUSIP No. 67105EAB8 and CUSIP No. 67105EAA0) (the “Notes”) issued by the Company and OSI Co-Issuer, Inc., a wholly owned subsidiary of the Company (the “Tender Offer”).

The Tender Offer was made pursuant to the Offer to Purchase dated February 18, 2009, as amended March 5, 2009, and the related Letter of Transmittal. The Tender Offer will now expire at 5:00 p.m. New York City time, on March 20, 2009.

Miller Buckfire & Co., LLC serves as Dealer Manager for the Tender Offer.  Questions regarding the Tender Offer should be directed to Miller Buckfire & Co., LLC, Adam Fitzner (212) 895-1865 or Ofir Nitzan (212) 895-1871.

This press release is not an offer to purchase or a solicitation of an offer to sell any securities, which is being made only pursuant to the Offer to Purchase and the related Letter of Transmittal.

About OSI Restaurant Partners
OSI Restaurant Partners’ portfolio of brands consists of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse & Wine Bar, Roy’s and Cheeseburger in Paradise restaurants.  It has operations in 49 states and 20 countries internationally.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on the current expectations of management. The Company is subject to a number of risks and uncertainties that could cause actual results to differ materially from historical periods and from the forward-looking statements included in this document, including, but not limited to, changes to and timing and consummation of the tender offer. Further information on potential factors that could affect the financial results of the Company is included in its Amendment No. 3 to its Registration Statement on Form S-4 filed with the SEC on May 29, 2008 and in its Quarterly Report on Form 10-Q filed with the SEC on November 14, 2008. The Company assumes no obligation to update the information in this Form 8-K, except as required by law.

Contact:
Dirk Montgomery
Chief Financial Officer of OSI Restaurant Partners
(813) 830-5311